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                                                                   EXHIBIT10.28


                          PLEDGE AND SECURITY AGREEMENT

         THIS PLEDGE AND SECURITY AGREEMENT ("Pledge Agreement"), dated as of October 1, 1999, is by ANKER WEST VIRGINIA MINING COMPANY, INC., a West Virginia corporation with its chief executive office at 2708 Cranberry Square, Morgantown, West Virginia 26505 ("Pledgor"), to and in favor of The Bank of New York, as collateral agent (in such capacity, "Collateral Agent"), for the holders of the Notes in their capacity as such ("Holders") under the Indenture referred to below, having an office at One State Street, 10th Floor, New York, New York 10004 ("Pledgee"). Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

                              W I T N E S S E T H:

         WHEREAS, pursuant to an indenture dated as of October 1, 1999, as the same may be amended, supplemented or otherwise modified from time to time (the "Indenture"), among Anker Coal Group, Inc. (the "Company"), the Guarantors signatory thereto The Bank of New York, as trustee (the "Trustee"), the Company has provided for, among other things, the authentication and delivery of the Company's 14.25% Second Priority Senior Secured Notes due 2007 (PIK though April 1, 2000) (the "Notes", as further defined in the Indenture) up to $119,200,000 aggregate principal amount of which may be outstanding at any time except for the issuance of Secondary Notes and Optional Notes; and

         WHEREAS, Pledgor is now the direct and beneficial owner of (i) fifty (50%) percent of the issued and outstanding membership interests of The Sycamore Group, LLC, a West Virginia limited liability company ("Sycamore"), and (ii) forty-nine (49%) percent of the issued and outstanding membership interests of Summit Energy Group, LLC, a West Virginia limited liability company ("Summit," and together with Sycamore, individually and collectively, "Issuer"); and

         WHEREAS, in connection with a Loan and Security Agreement dated November 21, 1998 (as heretofore amended and as it may hereafter be amended, modified, supplemented, restated, replaced, renewed or refinanced, the "Loan Agreement"), the Company and certain of its subsidiaries (collectively, the "Borrowers") entered into several pledge and security agreements (as heretofore amended and as they may hereafter be amended, modified, supplemented, restated, replaced, renewed or refinanced, collectively, the "Senior Pledge Agreements") pursuant to which the Pledged Securities (as hereinafter defined) and the Pledged Collateral (as hereinafter defined) were pledged to Foothill Capital Corporation, as agent for the Senior Secured Lenders and as pledgee under the Senior Pledge Agreements (the "Senior Pledgee"); and

         WHEREAS, simultaneously herewith the Company and certain of its other Subsidiaries (collectively, the "Stock Pledgors") have entered into a Pledge and Security Agreement (the "Stock Pledge Agreement"), pursuant to which the Stock Pledgors have pledged certain

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securities (the "Pledged Securities") as collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations (as hereinafter defined); and

         WHEREAS, the Pledged Securities and the Pledged Collateral secure the payment and performance of the Borrowers' obligations under the Loan Agreement and the other agreements, documents and instruments referred to therein and executed and/or delivered in connection therewith; and

         WHEREAS, the Pledged Securities and the Pledged Collateral also constitute a portion of the Collateral under the Indenture, and it is a condition precedent to the issuance of the Notes under the Indenture, that the Pledgor and the Stock Pledgors shall have executed this Pledge Agreement and the Stock Pledge Agreement, respectively, and made the pledge and assignment contemplated hereby and thereby; and

         WHEREAS, among other things, the relative rights of the Pledgee and the Senior Pledgee with respect to the Pledged Securities and the Pledged Collateral are set forth in that certain Intercreditor Agreement dated the date hereof between the Stock Pledgors, the Pledgor, the Pledgee and the Senior Pledgee (the "Intercreditor Agreement"); and

         WHEREAS, the parties hereto acknowledge that the Pledgee's rights in and to the Pledged Securities and the Pledged Collateral hereunder shall rank in priority after the Lien of the Senior Pledgee to the extent provided in the Intercreditor Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees as follows:

         1. GRANT OF SECURITY INTEREST

         As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations, Pledgor hereby assigns, pledges, hypothecates, transfers and sets over to Pledgee, for the benefit of Pledgee and the Holders, and grants to Pledgee, for the benefit of Pledgee and the Holders, to the extent of Pledgor's right, title and interest therein, a security interest in and lien upon the following (collectively, the "Pledged Collateral"):

         (a) the ownership interests of Pledgor in Issuer and (i) all right, title and interest in, to and under (A) the Second Amended and Restated Operating Agreement, dated October 3, 1997 and effective as of July 1, 1997, by and between Pledgor and Emily Gibson Coal Co., Inc., with respect to Sycamore (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced, the "Sycamore LLC Agreement"), and (B) the Operating Agreement of Summit Energy Group, LLC, a West Virginia Limited Liability Company, dated May 6, 1997, by and among Patriot Mining Company, Inc. ("Patriot"), Ever Systems, Inc. and Black Diamond Industries, Inc., Patriot having thereafter assigned to Pledgor all of Patriot's right, title and interest therein and thereunder (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Summit LLC Agreement" and together with the Sycamore LLC Agreement, collectively, the "LLC Agreement"); including, without limitation, all of the right, title and interest (if any) of


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Pledgor as a member to participate in the operation or management of Issuer and all of its ownership interests under the LLC Agreement, and (ii) all present and future rights of Pledgor to receive payment of money or other distribution of payments arising out of or in connection with its ownership interests and its rights under the LLC Agreement, now or hereafter owned by Pledgor (collectively, the "Pledged LLC Interests"); and

         (b) all proceeds of and rights to any of the property of Pledgor described above, including, without limitation, all causes of action, claims and warranties now or hereafter held by Pledgor in respect of any of the items listed above, and to the extent related to any property described above or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

         2. OBLIGATIONS SECURED

         The security interest, lien and other interests granted to Pledgee, for the benefit of Pledgee and the Holders, pursuant to this Pledge Agreement shall secure the prompt performance and payment in full of any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Pledgor to Pledgee in connection with its duties as Collateral Agent, the Trustee in connection with the Indenture, the Notes and the Security Documents and the Holders, including principal, premium, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under the Indenture, this Pledge Agreement, the Stock Pledge Agreement or the other Security Documents, whether now existing or hereafter arising, or after the commencement of any case with respect to Pledgor under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, (all of the foregoing being collectively referred to herein as the "Obligations").

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS

         Pledgor hereby represents, warrants and covenants with and to Pledgee, for the benefit of Pledgee and the Holders, the following (all of such representations, warranties and covenants being continuing so long as any of the Obligations are outstanding):

         (a) The ownership interests of Pledgor in Issuer now or hereafter owned by Pledgor, are duly authorized, validly issued, fully paid and non-assessable and constitute such Pledgor's entire interest in Issuer and Pledgor is the registered owner of all such ownership interests and Pledgor is one of the "Members" of Issuer (as such term is defined in the LLC Agreement).

         (b) The Pledged Collateral is directly, legally and beneficially owned by Pledgor, free and clear of all claims, liens, pledges and encumbrances of any kind, nature or description, except for the pledge and security interest created hereunder and Permitted Liens.

         (c) The Pledged Collateral is not subject to any restrictions relative to the transfer thereof other than any such restrictions under applicable Federal or state laws, as set forth in the


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LLC Agreement or pursuant to the Senior Pledge Agreements and Pledgor has the right to transfer and hypothecate the Pledged Collateral free and clear of any liens, encumbrances or restrictions, except for the lien created by the Senior Pledge Agreements and restrictions and limitations as to transfer set forth in the LLC Agreement.

         (d) The Pledged Collateral is duly and validly pledged to Pledgee, for the benefit of Pledgee and the Holders, and no consent or approval of any governmental or regulatory authority or of any securities exchange or the like, nor any consent or approval of any other third party other than the Senior Pledgee, was or is necessary to the validity and enforceability of this Pledge Agreement other than as required under the LLC Agreement.

         (e) Pledgor authorizes Pledgee to: (i) subject to Section 6(f) below, store, deposit and safeguard the Pledged Collateral, (ii) perform any and all other acts which Pledgee in good faith deems reasonable and/or necessary for the protection and preservation of the Pledged Collateral or its value or the security interest therein, including, without limitation, transferring, registering or arranging for the transfer or registration of the Pledged Collateral to or in Pledgee's own name and, after an Event of Default (as hereinafter defined) has occurred and is continuing, receiving the income therefrom as additional security for the Obligations and (iii) pay any charges or expenses which Pledgee deems necessary for the foregoing purpose, but without any obligation to do so. Any obligation of Pledgee for reasonable care for the Pledged Collateral in Pledgee's possession shall be limited to the same degree of care which Pledgee uses for similar property pledged to Pledgee by other Persons.

         (f) If Pledgor shall become entitled to receive or acquire, or shall receive any certificate, or option or right with respect to any membership interest of Issuer (including without limitation, any certificate representing a dividend or a distribution or exchange of or in connection with reclassification of the Pledged LLC Interests) whether as an addition to, in substitution of, or in exchange for any of the Pledged Collateral or otherwise, Pledgor agrees, subject to Section 6(f) below, to accept same as Pledgee's agent, to hold same in trust for Pledgee and to deliver same forthwith to Pledgee or Pledgee's agent or bailee in the form received, with the endorsement(s) of Pledgor where necessary and/or appropriate powers and/or assignments duly executed to be held by Pledgee or Pledgee's agent or bailee subject to the terms hereof, as further security for the Obligations.

         (g) Pledgor shall keep full and accurate books and records relating to the Pledged Collateral and stamp or otherwise mark such books and records in such manner as Pledgee may require in order to reflect the security interests granted by this Pledge Agreement.

         (h) With respect to the ownership interests in Issuer held by Pledgor, Pledgor shall execute and deliver written instructions to the Issuer in the form of EXHIBIT A-1 OR EXHIBIT A-2 hereto, as applicable to register the pledge, security interest and lien arising hereunder in such ownership interests in the registration books maintained by Issuer for such purpose and Pledgor shall promptly execute and deliver to Pledgee a written confirmation in the form of EXHIBIT B-1 OR EXHIBIT B-2 hereto, as applicable to the effect that the pledge, security interest and lien granted to Pledgee hereunder in such ownership interests has been duly registered in such registration books.


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         (i) Pledgor shall not, subject to Section 6(f) below, without the prior consent of Pledgee, directly or indirectly, sell, assign, transfer, or otherwise dispose of, or grant any option with respect to the Pledged Collateral, nor shall Pledgor create, incur or permit any further pledge, hypothecation, encumbrance, lien, mortgage or security interest with respect to the Pledged Collateral other than Permitted Liens.

         (j) So long as no Event of Default has occurred and is continuing, Pledgor shall have the right including, without limitation, with respect to any Pledged LLC Interests registered in the name of Pledgee, to vote and exercise all limited liability company rights with respect to the Pledged LLC Interests, except as expressly prohibited herein, and to receive any cash distributions payable in respect of the Pledged LLC Interests.

         (k) Prior to or concurrently with the execution and delivery of this Pledge Agreement, Pledgor shall (i) register the pledge hereunder of its ownership interests in Issuer for purposes of Article 8 of the Uniform Commercial Code and (ii) subject to Section 6(f) below, deliver to Pledgee any certificates representing the Pledged LLC Interests, accompanied by undated powers duly executed in blank.

         (l) Pledgor has delivered to Pledgee true, correct and complete copies of the LLC Agreements and the articles of organization for Issuer. There are no other agreements governing the formation, organization or terms of the membership interests with respect to Issuer.

         (m) Pledgor shall not permit Issuer, directly or indirectly, to (i) issue, sell, grant, assign, transfer or otherwise dispose of, any additional membership interests of such Issuer or any option or warrant with respect to, or other right or security convertible into, any additional membership interests, now or hereafter authorized, unless all such additional membership interests, options, warrants, rights or other such securities are made and shall remain part of the Pledged Collateral subject to the pledge and security interest granted herein, (ii) amend the articles of organization or LLC Agreement of Issuer to limit or restrict the permissible activities in which Issuer may engage, without the prior written consent of Pledgee, (iii) take any action to withdraw the authority of or to limit or restrict the authority of Issuer's managers or officers to deal and contract with Pledgee (if applicable) and to bind and obligate such Issuer, or (iv) pay any interim distribution in cash or other assets to any member, except as permitted in the LLC Agreement, this Pledge Agreement and the Indenture. Any distribution by Issuer other than as permitted in the LLC Agreement, this Pledge Agreement and the Indenture shall constitute a "wrongful distribution" for purposes of applicable law.

         (n) Pledgor shall promptly notify Pledgee in writing of the occurrence of any event specified in Issuer's articles of organization or LLC Agreement that could reasonably be expected to result in such Issuer's dissolution or liquidation.

         (o) Pledgor has caused or will cause the LLC Agreement of Issuers to be amended to the extent necessary: (i) to permit Pledgor to pledge and assign any and all of its membership interests in (or other ownership interest of) Issuer (including, without limitation, the Pledged Collateral) to Pledgee hereunder and
(ii) to permit Pledgee or its successor or assign to be admitted to Issuer as a member thereof upon transfer of the applicable membership interests to Pledgee as provided in Section 6 hereof. Pledgor agrees to take such other action and execute


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such further documents as Pledgee may reasonably request from time to time in order to give effect to the foregoing provisions of this Section 3(o). Pledgor shall not amend, modify or supplement any of the provisions of the LLC Agreement without the prior written consent of the Pledgee if any such amendment, modification or supplement would or could affect any rights of Pledgee hereunder or under any of the other Security Documents.

         (p) Pledgor shall pay all charges and assessments of any nature against the Pledged Collateral or with respect thereto prior to said charges and/or assessments being delinquent, subject to any right of Pledgor to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (i) a reserve with respect to such obligation is established on the books of Pledgor in an amount reasonably satisfactory to Pledgee, (ii) any such protest is instituted and diligently prosecuted by Pledgor in good faith, and (iii) Pledgee is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Pledgee's Liens in and to the Pledged Collateral.

         (q) Pledgor shall promptly reimburse Pledgee on demand for any reasonable charges, assessments or expenses paid or incurred by Pledgee in its reasonable discretion for the protection, preservation and maintenance of the Pledged Collateral and the enforcement of the Holders' rights hereunder, including, without limitation, reasonable attorneys' fees and legal expenses incurred by Pledgee in seeking to protect, collect or enforce Pledgee's rights in the Pledged Collateral or otherwise hereunder.

         (r) Pledgor shall furnish, or cause to be furnished, to Pledgee such information concerning the Issuer and the Pledged Collateral as Pledgee may from time to time reasonably request in good faith, including, without limitation, current financial statements.

         (s) Pledgee may notify Issuer or the appropriate transfer agent of the Pledged Collateral to register the security interest and pledge granted herein and honor the rights of Pledgee with respect thereto.

         (t) Pledgor waives: (i) all rights to require Pledgee to proceed against any other Person, entity or collateral or to exercise any remedy, (ii) the defense of the statute of limitations in any action upon any of the Obligations, (iii) any right of subrogation or interest in the Obligations or Pledged Collateral until all Obligations have been paid in full, (iv) any rights to notice of any kind or nature whatsoever, unless specifically required in this Pledge Agreement or non-waivable under any applicable law, and (v) to the extent permissible, its rights under Section 9-112 and 9-207 of the Uniform Commercial Code. Pledgor agrees that the Pledged Collateral, any other collateral, or any other guarantor or endorser may be released, substituted or added with respect to the Obligations, in whole or in part, without releasing or otherwise affecting the liability of Pledgor, the pledge and security interests granted hereunder, or this Pledge Agreement. Pledgee is entitled to all of the benefits of a secured party set forth in Section 9-207 of the New York Uniform Commercial Code.


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         4. NO ASSUMPTION OF LIABILITIES

         (a) Nothing herein shall be construed to make Pledgee liable as a member of Issuer and Pledgee by virtue of this Pledge Agreement or otherwise shall not have any of the duties, obligations or liabilities of a member of the Issuer. The parties hereto expressly agree that this Pledge Agreement shall not be construed as creating a partnership or joint venture among the Pledgee and Pledgor and/or Issuer.

         (b) By accepting this Pledge Agreement, Pledgee does not intend to become a member of Issuer or otherwise be deemed to be a co-venturer with respect to Pledgor or Issuer either before or after an Event of Default shall have occurred. Pledgee shall have only those powers set forth herein and shall assume none of the duties, obligations or liabilities of Pledgor or of a member of Issuer. Pledgee shall not be obligated to perform or discharge any obligation of Pledgor as a result of the pledge hereby effected.

         (c) The acceptance by Pledgee of this Pledge Agreement, with all of the rights, powers, privileges and authority so created, shall not at any time or in any event obligate Pledgee to appear in or defend any action or proceeding relating to the Pledged Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expense or perform or discharge any obligation, duty or liability hereunder or otherwise with respect to the Pledged Collateral.

         5. EVENTS OF DEFAULT

         The occurrence or existence of any Event of Default under the Indenture shall be individually an "Event of Default," and collectively "Events of Default" hereunder.

         6. RIGHTS AND REMEDIES

         Subject to Section 6(f) below, at any time an Event of Default exists or has occurred and is continuing, in addition to all other rights and remedies of Pledgee, whether provided under this Pledge Agreement, the Stock Pledge Agreement, the Indenture, the other Security Documents, applicable law or otherwise, Pledgee shall have the following rights and remedies which may be exercised without notice to, or consent by, Pledgor except as such notice or consent is expressly provided for hereunder or required by applicable law:

         (a) Pledgee, at its option, shall be empowered to exercise its continuing right to instruct Issuer (or the appropriate transfer agent of the Pledged LLC Interests) to register any or all of the Pledged LLC Interests in the name of Pledgee or in the name of Pledgee's nominee and Pledgee may complete, in any manner Pledgee may deem expedient, any and all stock powers, assignments or other documents heretofore or hereafter executed in blank by Pledgor and delivered to Pledgee. After said instruction, and without further notice, Pledgee shall have the exclusive right to exercise all voting and limited liability company rights with respect to the Pledged Collateral, and exercise any and all rights of conversion, redemption, exchange, subscription or any other rights, privileges, or options pertaining to any shares of the Pledged Collateral as if Pledgee were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon any merger,


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consolidation, reorganization, recapitalization or other readjustment with respect thereto. Upon the exercise of any such rights, privileges or options by Pledgee, Pledgee shall have the right to deposit and deliver any and all of the Pledged Collateral to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may determine, all without liability but subject to Pledgee's obligations under the Uniform Commercial Code, except to account for property actually received by Pledgee. However, Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options (all of which are exercisable in the sole discretion of Pledgee) and shall not be responsible for any failure to do so or delay in doing so.

         (b) Upon prior written notice thereof to Issuer and Pledgor, (i) Pledgee may transfer the membership interests of Pledgor into the name of Pledgee or its successor or assign and (ii) Pledgee shall be admitted as a member of Issuer in the place of Pledgor.

         (c) In addition to all the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, Pledgee shall have the right, at any time and without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by applicable law), to proceed forthwith to collect, redeem, recover, receive, appropriate, realize, sell, or otherwise dispose of and deliver said Pledged Collateral or any part thereof in one or more lots at public or private sale or sales at any exchange, broker's board or at any of Pledgee's offices or elsewhere at such prices and on such terms as Pledgee may deem best in the exercise of its business judgment. The foregoing disposition(s) may be for cash or on credit or for future delivery without assumption of any credit risk, with Pledgee having the right to purchase all or any part of said Pledged Collateral so sold at any such sale or sales, public or private, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released by Pledgor, subject to the terms of the immediately succeeding sentence. The proceeds of any such collection, redemption, recovery, receipt, appropriation, realization, sale or other disposition, after deducting all costs and expenses of every kind incurred relative thereto or incidental to the care, safekeeping or otherwise of any and all Pledged Collateral or in any way relating to the rights of Pledgee hereunder, including reasonable attorneys' fees and legal expenses, shall be applied in accordance with the terms of the Indenture with Pledgor to be and remain liable for any deficiency, and Pledgor to receive any sums remaining after indefeasible payment in full of the Obligations. Pledgor shall be liable to Pledgee for the payment on demand of all such costs and expenses, and any reasonable attorneys' fees and legal expenses. Pledgors agree that ten (10) days prior written notice by Pledgee designating the place and time of any public sale or of the time after which any private sale or other intended disposition of any or all of the Pledged Collateral is to be made, is reasonable notification of such matters.

         (d) Pledgor recognizes that Pledgee may be unable to effect a public sale of all or part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect or in applicable Blue Sky or other state securities law, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire


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such Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof. If at the time of any sale of the Pledged Collateral or any part thereof, the same shall not, for any reason whatsoever, be effectively registered (if required) under the Securities Act of 1933 (or other applicable state securities law), as then in effect, Pledgee in its sole and absolute discretion is authorized to sell such Pledged Collateral or such part thereof by private sale in such manner and under such circumstances as Pledgee or its counsel may deem necessary or advisable in order that such sale may legally be effected without registration. Each Pledgor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Pledged Collateral were sold at public sale, and that Pledgee has no obligation to delay the sale of any such Pledged Collateral for the period of time necessary to permit Issuer, even if Issuer would agree, to register such Pledged Collateral for public sale under such applicable securities laws.
Pledgor agrees that any private sales made in good faith under the foregoing circumstances shall be deemed to have been in a commercially reasonable manner.

         (e) All of the Pledgee's rights and remedies, including, but not limited to, the foregoing and those otherwise arising under this Pledge Agreement, the Stock Pledge Agreement, the Indenture and the other Security Documents, the instruments comprising the Pledged Collateral, applicable law or otherwise, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as Pledgee may deem expedient, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Pledgor of this Pledge Agreement, the Stock Pledge Agreement, the Indenture or any of the other Security Documents. No failure or delay on the part of Pledgee in exercising any of its respective options, powers or rights or partial or single exercise thereof, shall constitute a waiver of such option, power or right.

         (f) The parties hereto agree that the Pledged Collateral has been pledged to the Senior Pledgee to secure the Senior Secured Indebtedness. Notwithstanding anything to the contrary contained in any agreement of the Pledgor or otherwise, the parties hereto acknowledge and agree that, as more fully set forth in the Intercreditor Agreement, the Senior Pledgee's rights in and to the Pledged Collateral will be first and prior to the rights of the Pledgee on behalf of the Holders in and to the Pledged Collateral, which rights of the Pledgee are subject in all respects to the terms and conditions of the Intercreditor Agreement. Pursuant to the Intercreditor Agreement, the Senior Pledgee will hold the Pledged Collateral for itself and, as agent, for the Pledgee. To the extent that deliveries of Pledged Collateral are required to be made to the Pledgee under this Pledge Agreement, the prior delivery of such Pledged Collateral to the Senior Pledgee to secure the Senior Secured Indebtedness shall be deemed to constitute delivery of such Pledged Collateral to the Pledgee hereunder.

         (g) The parties hereto agree that in the event the Foothill Loan Agreement is substituted, replaced, or refinanced with any credit facility as permitted by the Indenture (a "Replacement Credit Facility"), the Trustee shall enter into an intercreditor agreement with the issuer of any such Replacement Credit Facility on terms which taken as a whole are not materially less favorable to the Holders than the terms of the Foothill Intercreditor Agreement.


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         7. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

         (a) The validity, interpretation and enforcement of this Pledge Agreement, and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the laws of the State of New York.

         (b) Pledgor irrevocably consents and submits to the non-exclusive jurisdiction of Supreme Court of the State of New York in and for the County of New York and the United States District Court for the Southern District of New York and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Pledge Agreement or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Pledge Agreement or the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that Pledgee shall have the right to bring any action or proceeding against Pledgor or its property in the courts of any other jurisdiction which Pledgee deems necessary or appropriate in order to realize on the Pledged Collateral or to otherwise enforce its rights against Pledgor or its property).

         (c) Pledgor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Pledgee's option, by service upon Pledgor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Pledgor shall appear in answer to such process, failing which Pledgor shall be deemed in default and judgment may be entered by Pledgee against Pledgor for the amount of the claim and other relief requested.

         (d) PLEDGOR AND PLEDGEE HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS PLEDGE AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF PLEDGOR, PLEDGEE, THE TRUSTEE AND THE HOLDERS IN RESPECT OF THIS PLEDGE AGREEMENT OR THE TRANSACTIONS RELATED HERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. PLEDGOR AND PLEDGEE HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT PLEDGOR OR PLEDGEE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS PLEDGE AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (e) None of Pledgee, the Trustee or any of the Holders shall have any liability to Pledgor (whether in tort, contract, equity or otherwise) for losses suffered by Pledgor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Pledge Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Pledgee, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct of Pledgee. In any such litigation, Pledgee shall be entitled to the benefit of the rebuttable presumption that Pledgee acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Pledge Agreement.

         8. MISCELLANEOUS

         (a) Pledgor agrees that at any time and from time to time upon the written request of Pledgee, Pledgor shall execute and deliver such further documents, including, but not limited to, irrevocable proxies or stock powers, in form satisfactory to counsel for Pledgee, and will take or cause to be taken such further acts as Pledgee may reasonably request in order to effect the purposes of this Pledge Agreement and perfect or continue the perfection of the security interest in the Pledged Collateral granted hereunder to Pledgee, for the benefit of the Holders.

         (b) Beyond the exercise of reasonable care to assure the safe custody and preservation of the Pledged Collateral (whether such custody is exercised by Pledgee, or Pledgee's nominee, agent or bailee) Pledgee or Pledgee's nominee, agents or bailees shall have no duty or liability to protect or preserve any rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it to Pledgor or foreclosure with respect thereto.

         (c) All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by registered or certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the parties at the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

         If to Pledgor:

                  Anker West Virginia Mining Company, Inc.
                  2708 Cranberry Square
                  Morgantown, WV  26505
                  Attention:  President

         If to Pledgee:

                  The Bank of New York
                  101 Barclay Street
                  Corporate Finance Unit - 21st Floor
                  New York, NY 10286
                  Attention: Steve Giurlando

         (d) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Pledgor, Stock Pledgors, Pledgee, Trustee, Holders and Issuers pursuant to the definitions set forth in the recitals hereto, or to any other Person herein, shall include their respective successors and assigns. The words "hereof," "herein," "hereunder," "this Pledge Agreement" and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not any particular provision of this Pledge Agreement and as this Pledge Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 8(g) hereof.

         (e) This Pledge Agreement and any other document referred to herein shall be binding upon Pledgor and its successors and assigns and inure to the benefit of and be enforceable by Pledgee and its successors and assigns.

         (f) If any provision of this Pledge Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Pledge Agreement as a whole, but this Pledge Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         (g) Neither this Pledge Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Pledgee and in accordance with the amendment provisions of the Indenture. Pledgee shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Pledgee. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Pledgee of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Pledgee would otherwise have on any future occasion, whether similar in kind or otherwise.

         (h) This Pledge Agreement and the security interest and pledge hereunder shall automatically terminate upon full and final payment and performance of all Obligations or release of all Collateral in accordance with the provisions of the Indenture. At such time, the Pledgee shall reassign and redeliver to Pledgor all of the Pledged Collateral hereunder which has not been sold, disposed of, retained or applied by the Pledgee in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Pledgee, and shall be at the expense of Pledgor. At such time, this Pledge Agreement shall no longer constitute a lien upon or grant any security interest in any of the Pledged Collateral, and the Pledgee shall, at Pledgor's expense, deliver to Pledgor written acknowledgment thereof and cancellation of this Pledge Agreement in a form reasonably requested by Pledgor. Without limiting the generality of the foregoing, the security interest and pledge hereunder shall not be terminated by the transfer of any of the Pledged Collateral hereunder from the Pledgee to Pledgor, or any person designated by Pledgor, for the purpose of ultimate sale, exchange, presentation, collection, renewal or registration of transfer or for any other purpose. The Pledgee hereby appoints Pledgor as its attorney-in-fact to execute and record all documents necessary to acknowledge, memorialize or effect cancellation of the security interests created hereby, effective as of the termination of this Pledge Agreement.

         (i) On demand of the Pledgee, Pledgor agrees to pay or satisfactorily provide for all expenses incurred by the Pledgee under this Pledge Agreement. For the repayment of such advances the Pledgee shall have the right to use and apply any Trust Moneys held by it in its capacity as Collateral Agent under
Article X of the Indenture as part of the Collateral.

         IN WITNESS WHEREOF, Pledgor has executed this Pledge Agreement as of the day and year first above written.

                                        ANKER WEST VIRGINIA MINING COMPANY, INC.

                                        By: /s/ B. Judd Hartman
                                           --------------------------
                                        Title: Secretary
                                              -----------------------

                                   EXHIBIT A-1
                                       TO
                          PLEDGE AND SECURITY AGREEMENT

                         Instruction to Register Pledge

         The undersigned ("Pledgor") hereby irrevocably instructs The Sycamore Group, LLC (the "Company") to register the pledge and collateral assignment by Pledgor to and in favor of The Bank of New York, as Collateral Agent for the benefit of the holders of 14.25% Second Priority Senior Secured Notes due 2007 issued by Anker Coal Group, Inc. ("Anker Coal") pursuant to an Indenture dated as of October 1, 1999 among Anker Coal, as Issuer, certain subsidiaries of Anker Coal signatory thereto and The Bank of New York, as Trustee, as such Indenture may be amended or supplemented from time to time ("Pledgee") pursuant to the Pledge and Security Agreement, dated of even date herewith, by and between Pledgor and Pledgee (the "Pledge Agreement") of all of its right, title and interests in and to the Company as described in the Pledge Agreement. In giving this instruction, Pledgor advises the Company that no revocation or modification of the instructions contained herein shall be effective until Pledgee shall have given its prior written consent thereto.

Dated:                 , 1999
      -----------------
                                        ANKER WEST VIRGINIA MINING COMPANY, INC.

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                   EXHIBIT A-2
                                       TO
                          PLEDGE AND SECURITY AGREEMENT

                         Instruction to Register Pledge

         The undersigned ("Pledgor") hereby irrevocably instructs Summit Energy, LLC (the "Company") to register the pledge and collateral assignment by Pledgor to and in favor The Bank of New York, as Collateral Agent for the benefit of the holders of 14.25% Second Priority Senior Secured Notes due 2007 issued by Anker Coal Group, Inc. ("Anker Coal") pursuant to an Indenture dated as of October 1, 1999 among Anker Coal, as Issuer, certain subsidiaries of Anker Coal signatory thereto and The Bank of New York, as Trustee, as such Indenture may be amended or supplemented from time to time ("Pledgee") pursuant to the Pledge and Security Agreement, dated of even date herewith, by and between Pledgor and Pledgee (the "Pledge Agreement") of all of its right, title and interests in and to the Company as described in the Pledge Agreement. In giving this instruction, Pledgor advises the Company that no revocation or modification of the instructions contained herein shall be effective until Pledgee shall have given its prior written consent thereto.

Dated:                 , 1999
      -----------------
                                        ANKER WEST VIRGINIA MINING COMPANY, INC.

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                   EXHIBIT B-1
                                       TO
                          PLEDGE AND SECURITY AGREEMENT

                     Confirmation of Registration of Pledge

         The Sycamore Group, LLC, a West Virginia limited liability company (the "Company"), hereby confirms to The Bank of New York (the "Pledgee") as follows:

                  (i) The pledge and collateral assignment by Anker West Virginia Mining Company, Inc. (the "Pledgor"), of all of its interests in the Company pursuant to the Pledge and Security Agreement, dated as of October 1, 1999, by and between Pledgor and Pledgee, was registered by the Company on ____________, 1999.

                  (ii) The registered owners of all of the outstanding membership interests in the Company (the "Interests") are as follows:

                  Owner                     Interest

                  [Name]
                  [Address]
                  [Taxpayer ID No.]

                 (iii) The registered pledgee of all of the Interests is:




                 (iv) There are no liens or restrictions of the Company nor any adverse claim to which the Interests are or may be subject other than the Pledge and Security Agreement dated as of November 21, 1998 by the Pledgor, to and in favor of Foothill Capital Corporation, as Agent.

Dated:                                     THE SYCAMORE GROUP, LLC
      ---------------------
                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT B-2
                                       TO
                          PLEDGE AND SECURITY AGREEMENT

                     Confirmation of Registration of Pledge

         Summit Energy Group, LLC, a West Virginia limited liability company (the "Company"), hereby confirms to The Bank of New York (the "Pledgee") as follows:

                  (i) The pledge and collateral assignment by Anker West Virginia Mining Company, Inc. (the "Pledgor"), of all of its interests in the Company pursuant to the Pledge and Security Agreement, dated as of October 1, 1999, by and between Pledgor and Pledgee, was registered by the Company on ____________, 1999.

                  (ii) The registered owners of all of the outstanding membership interests in the Company (the "Interests") are as follows:

                  Owner                      Interest

                  [Name]
                  [Address]
                  [Taxpayer ID No.]

                  (iii) The registered pledgee of all of the Interests is:




                  (iv) There are no liens or restrictions of the Company nor any adverse claim to which the Interests are or may be subject other than the Pledge and Security Agreement dated as of November 21, 1998 by the Pledgor, to and in favor of Foothill Capital Corporation, as Agent.

Dated:                                       SUMMIT ENERGY GROUP, LLC
      ------------------
                                             By:
                                                -------------------------------
                                             Name:
                                             Title:



                                       B-2